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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF PARK NATIONAL CORPORATION

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
                                                 State or Other Jurisdiction of
             Name                                Incorporation or Organization
--------------------------------                 ------------------------------
The Park National Bank ("PNB")                   United States (federally-
                                                 chartered national banking
                                                 association)

The Richland Trust Company                       Ohio
("Richland")

Consolidated Computer Center,                    Ohio
Inc. (NOTE: is a wholly-owned
subsidiary of PNB)

Park Investments, Inc. (NOTE: is                 Delaware
a wholly-owned subsidiary of
PNB)

Mutual Federal Savings Bank, A                   United States (federally-
Stock Corporation ("Mutual")                     chartered stock savings bank)

Zane-Fed Services, Incorporated                  Ohio
(NOTE: is a wholly-owned
subsidiary of Mutual)

MFS Investments, Inc. (NOTE: is                  Delaware
a wholly-owned subsidiary of
Mutual)

Richland Investments, Inc.                       Delaware
(NOTE: is a wholly-owned
subsidiary of Richland)

Scope Leasing, Inc. (NOTE: is a                  Ohio
wholly-owned subsidiary of PNB)
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